Execution Copy

IMAX CORPORATION

Exhibit 10.46

FOURTH AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

FOURTH AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of December 13, 2021, among IMAX CORPORATION, a corporation incorporated pursuant to the laws of Canada (the “Borrower”), the Guarantors (as defined in the Credit Agreement referred to below) party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (the “Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Borrower, the lenders party thereto (the “Lenders”), the Agent and the other parties thereto have entered into that certain Fifth Amended and Restated Credit Agreement, dated as of June 28, 2018 (as previously amended by that certain First Amendment to Fifth Amended and Restated Credit Agreement dated as of June 10, 2020, that certain Second Amendment to Fifth Amended and Restated Credit Agreement dated as of March 15, 2021 and that certain Third Amendment to Fifth Amended and Restated Credit Agreement dated as of July 28, 2021, as amended hereby and as further amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement” and the Credit Agreement prior to giving effect to this Amendment being referred to as the “Existing Credit Agreement”);

WHEREAS, under the Existing Credit Agreement Revolving Loans that are denominated in Euros bear interest based on Euribor, as defined in the Existing Credit Agreement;

WHEREAS, on March 5, 2021, the ICE Benchmark Administration (“IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority, the regulatory supervisor of IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for the London interbank offered rate for various currencies, including Euros, will be December 31, 2021.  No successor administrator for IBA was identified in such Announcements.  As a result, it is possible that commencing immediately after such dates, the London interbank offered rate for such Euros may no longer be available or may no longer be deemed a representative reference rate upon which to determine the interest rate on applicable Loans; and

WHEREAS, the Agent and the Borrower have determined that as a result of the Announcements, the provisions of Section 3.2(c) are applicable to any Euro denominated Loan.   In connection with such determinations the Agent and the Borrower have agreed, in accordance with Sections 3.2(c) and 11.14(b) of the Existing Credit Agreement, to establish Euribor (as defined in the Credit Agreement after giving effect to this Amendment) and to make such other changes set forth herein in order to implement any Replacement Rate.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

SECTION 1.Amendments to Credit Agreement.

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(a)Article 1 of the Existing Credit Agreement is hereby amended by:

(i) amending and restating the definition of “Business Day” in its entirety as follows:

"Business Day" means (a) for all purposes other than as set forth in clause (b) below, any day (other than a Saturday, Sunday or legal holiday) on which banks in Toronto, Ontario and New York, New York, are open for the conduct of their commercial banking business and (b) (i) except in the case of clause (ii), with respect to all notices and determinations in connection with, and payments of principal and interest on, any Euro Rate Loans or any U.S. Base Rate Loan as to which the interest rate is determined by reference to the Adjusted Euro Dollar Rate or the Euro Dollar Rate, as applicable, any day that is a Business Day described in clause (a) and that is also a London Banking Day and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, any Euro Rate Loan denominated in Euros, any day that is a Business Day as described in clause (a) and that is also a TARGET Day.

(ii)amending and restating the definition of “Euribor” in its entirety as follows:

"Euribor" means the rate per annum determined on the basis of the rate for deposits in Euros equal to the Euro Interbank Offered Rate as administered by the European Money Markets Institute, or a comparable or successor administrator approved by the Agent, for a period comparable to the applicable Interest Period, at approximately 11:00 a.m. (Brussels time) two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Agent; provided that to the extent that such market practice is not administratively feasible for the Agent, such other day as otherwise reasonably determined by the Agent). Notwithstanding the foregoing, if Euribor shall be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

(iii)	amending and restating the definition of “Interest Period” in its entirety as follows:

"Interest Period" means, with respect to each CDOR Rate Loan and Euro Rate Loan, a period, subject to the availability thereof on a representative basis, equal to one of the following: (a) one (1) month, (b) two (2) months, (c) three (3) months or (d) six (6) months or, if agreed to by all relevant Lenders, twelve (12) months, in each case as Borrower may elect with the exact duration to be determined in accordance with customary practice in the applicable CDOR Rate or Euro Rate market; provided that (i) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) of this definition, end on the last Business Day of a calendar month; and (iii) Borrower may not elect an Interest Period which will end after the Maturity Date.

(iv)adding the following definitions to Article 1 of the Existing Credit Agreement in proper alphabetical order:

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"TARGET2" means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

"TARGET Day" means any day on which TARGET2 is open for the settlement of payments in Euros.

(b)Section 3.1(h)(iv) of the Existing Credit Agreement is hereby amended by (i) deleting the phrase “or London” and (ii) replacing it with “, London, Euro, Canadian or other applicable”.

(c)Section 3.2(a)(i) of the Existing Credit Agreement is hereby amended by adding the phrase “, Euro or other applicable” after “London”.

(d)Section 3.3 of the Existing Credit Agreement is hereby amended by (i) deleting the phrase “or Canadian” and (ii) replacing it with “, Euro, Canadian or other applicable”.

(e)Section 3.4(a)(iii) of the Existing Credit Agreement is hereby amended by (i) deleting the phrase “or Canadian” and (ii) replacing it with “, Euro, Canadian or other applicable”.

SECTION 2.Conditions of Effectiveness of this Amendment.  This Amendment shall become effective on the date that is the later of the date that (a) the Agent receives of a counterpart of this Amendment, duly executed by each of the Credit Parties, which shall be originals or facsimiles (followed by originals to be delivered as soon as practicable) unless otherwise specified, in form and substance reasonably satisfactory to the Agent and (b) is five (5) Business Days after the delivery of such amendment to Lenders, so long as the Agent has not received written notices from such Lenders that in the aggregate constitute Required Lenders stating that such Lender objects to this Amendment (which such notice shall note with specificity the particular provisions of this Amendment to which such Lender objects).

SECTION 3.Miscellaneous.

(a)On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “herein,” “hereto”, “hereof” and “hereunder” or words of like import referring to the Credit Agreement, and each reference in the notes and each of the other Financing Agreements to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)The Credit Agreement and each of the other Financing Agreements, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

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(c)This Amendment shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Existing Credit Agreement or any other Financing Agreement other than as expressly set forth herein, (ii) to prejudice any right or rights which the Agent or the Lenders may now have or may have in the future under or in connection with the Existing Credit Agreement or the other Financing Agreements or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, or (iii) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower, any of its Subsidiaries or any other Person with respect to any other waiver, amendment, modification or any other change to the Existing Credit Agreement or the Financing Agreements or any rights or remedies arising in favor of the Lenders or the Agent, or any of them, under or with respect to any such documents.

(d)This Amendment is a Financing Agreement and is subject to the terms and conditions of the Credit Agreement, including, without limitation, each of the provisions of Section 12.1, 12.6, 13.3 13.4 and 13.7, the provisions of which are by this reference incorporated herein in full

(e)     This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

BORROWER:		GUARANTOR:
IMAX CORPORATION		IMAX U.S.A. INC.
By: Name: Title:	/s/ Robert Lister Robert Lister Chief Legal Officer and Senior Executive Vice President	By: Name: Title:	/s/ Kenneth Weissman Kenneth Weissman President and Secretary

By: Name: Title:	/s/ Kenneth Weissman Kenneth Weissman Senior Vice President, Legal Affairs and Corporate Secretary	By: Name: Title:	/s/ Robert Lister Robert Lister Vice President

GUARANTOR:		GUARANTOR:
1329507 ONTARIO INC.		IMAX POST/DKP INC.
By: Name: Title:	/s/ Kenneth Weissman Kenneth Weissman Secretary	By: Name: Title:	/s/ Kenneth Weissman Kenneth Weissman President and Secretary

By: Name: Title:	/s/ Robert Lister Robert Lister Vice President	By: Name: Title:	/s/ Robert Lister Robert Lister Vice President

IMAX Corporation

Fourth Amendment to Fifth Amended and Restated Credit Agreement

Signature Page

GUARANTOR:		GUARANTOR:
IMAX II U.S.A. INC.		IMAX (BARBADOS) HOLDING, INC.

By: Name: Title:	/s/ Kenneth Weissman Kenneth Weissman President and Secretary	By: Name: Title:	/s/ Kenneth Weissman Kenneth Weissman Sole Director

By: Name: Title:	/s/ Robert Lister Robert Lister Vice President	By: Name: Title:	/s/ Robert Lister Robert Lister Vice President

GUARANTOR:
IMAX THEATRES INTERNATIONAL LIMITED
By: Name: Title:	/s/ Alan Nishida Alan Nishida Director

By: Name: Title:	/s/ Robert Lister Robert Lister Director

IMAX Corporation

Fourth Amendment to Fifth Amended and Restated Credit Agreement

Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By: Name: Title:	/s/ Brian Gilstrap Brian Gilstrap Senior Vice President

IMAX Corporation

Fourth Amendment to Fifth Amended and Restated Credit Agreement

Signature Page